Exhibit 99.1

Cactus Announces Second Quarter 2018 Results

HOUSTON — August 1, 2018 — Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2018.

Second Quarter 2018 Highlights

•                  Increased revenues 20.4% from the first quarter 2018 to $138.5 million, with double digit growth in all business lines;

•                  Grew income from operations 32.0% sequentially to $46.5 million;

•                  Generated net income of $41.5 million;

•                  Reported diluted earnings per share of $0.46;

•                  Increased Adjusted EBITDA(1) and related margin(2) to $55.1 million and 39.8%, respectively, from $42.7 million and 37.1%, respectively, in the first quarter 2018; and

•                  Generated cash flow from operations of $42.1 million.

Financial Summary

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)

Revenues	$138,543	$115,110	$81,877
Income from operations	$46,487	$35,217	$22,073
Operating income margin	33.6%	30.6%	27.0%
Net income	$41,542	$26,408	$16,578
Adjusted EBITDA (1)	$55,117	$42,672	$27,662
Adjusted EBITDA margin (2)	39.8%	37.1%	33.8%

(1)         Adjusted EBITDA is a non-GAAP financial measure.  See definition of Adjusted EBITDA and the reconciliation of GAAP to Non-GAAP financial measures in the Supplemental Information tables.

(2)         The percentage of Adjusted EBITDA to Revenues.

Scott Bender, President and CEO of Cactus, commented, “The second quarter was strong, resulting in double digit sequential revenue growth across all of our business lines and regions.  The improvement in margins reflects our operating leverage and differentiated supply chain capabilities.

“We expect operating results in the third quarter of 2018 to continue to validate the strength of our business model with new and existing customers.  Our 15 locations throughout the U.S. provide us flexibility to manage changes in activity across various basins.  In addition, we believe the breadth and profile of our customer base better positions us to deal with potential Permian takeaway issues.”

Mr. Bender continued, “Looking to the fourth quarter and early 2019, we expect to commence commercialization of new completions innovations that we have been developing in concert with key customers.”

Revenue Categories

Product

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)

Product revenue	$73,281	$58,926	$45,245
Gross profit	$28,266	$21,860	$15,749
Gross margin	38.6%	37.1%	34.8%

Second quarter 2018 product revenue increased $14.4 million, or 24.4%, sequentially, driven primarily by greater sales volume of wellhead and production equipment. Gross profit increased $6.4 million sequentially with margins improving 150 basis points due to more favorable supply chain execution.  Cactus’ estimated market share(3) was 26.0% for second quarter 2018 compared to 26.4% for first quarter 2018, while the U.S. onshore quarterly rig count averaged 1,017 rigs in second quarter 2018 compared to 948 rigs in first quarter 2018.

Rental

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)

Rental revenue	$34,944	$29,145	$18,805
Gross profit	$20,992	$16,969	$9,591
Gross margin	60.1%	58.2%	51.0%

Second quarter 2018 rental revenue increased $5.8 million, or 19.9%, sequentially, due to the Company’s enhanced ability to respond to the increased demand across nearly all the major U.S. basins in which the Company operates. Gross profit increased $4.0 million sequentially with margins improving 190 basis points, resulting from a combination of volume, improved operating efficiencies and pricing.

Field Service and Other

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)

Field service and other revenue	$30,318	$27,039	$17,827
Gross profit	$7,080	$5,502	$4,067
Gross margin	23.4%	20.3%	22.8%

Second quarter 2018 field service and other revenue increased $3.3 million, or 12.1%, sequentially, due to an increase in billable hours and ancillary services associated with greater volume of product sales and rental activity.  Gross profit increased $1.6 million sequentially with margins increasing 310 basis points due to higher average pricing for billable services compared to first quarter 2018.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for second quarter 2018 was $9.9 million (7.1% of revenues), compared to $9.1 million (7.9% of revenues) for first quarter 2018 and $7.3 million (9.0% of revenues) for second quarter 2017. The sequential increase is primarily related to $0.4 million higher non-cash stock-based compensation expense, as well as increased public company costs.

Supplemental Information

Assuming Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating company subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc., the Company’s diluted earnings per share would have been $0.46 for second quarter 2018. The Company believes this supplemental information is useful for evaluating performance period over period.  The table below sets forth additional detail regarding the adjusted amounts.

Three Months Ended
June 30, 2018
(in thousands, except per share data)
Net income	$41,542
Adjustment:
Income tax expense differential (a)	(6,632)
Net income, as adjusted	$34,910

Diluted earnings per share, as adjusted	$0.46

Weighted average shares outstanding, as adjusted (b)	75,219

(a)                                 Represents the increase in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense of $4.7 million recorded during second quarter 2018 and what would have been recorded based on a corporate effective tax rate of 24.5% on $46.2 million of income before income taxes.

(b)                                 Reflects 26,450 shares of Class A common stock plus 48,440 additional shares as if the Class B common stock was exchanged and canceled for Class A common stock at the beginning of the period, plus the dilutive effect of restricted stock unit awards.

Liquidity and Capital Expenditures

As of June 30, 2018, the Company had $28.4 million of cash on hand, no bank debt outstanding and the full $50.0 million of capacity available under the Company’s revolving credit facility.  Operating cash flow was $42.1 million for second quarter 2018 and $80.7 million for the first six months of 2018, reflecting strong operating results.

Net capital expenditures were $15.7 million for second quarter 2018 and $31.3 million for the first six months of 2018.  The majority of the spend related to investments in rental equipment, particularly frac valves, to meet strong customer demand for the Company’s differentiated frac rental equipment.

Other Events

On July 16, 2018, Cactus closed a public offering of 11,196,562 shares of its Class A common stock at $33.25 per share and received $359.3 million of net proceeds after deducting underwriting discounts. Cactus contributed the net proceeds to its operating company subsidiary, Cactus LLC, in exchange for common units representing limited liability company interests in Cactus LLC (“CW Units”). Cactus LLC then used the net proceeds to redeem 11,196,562 CW Units from certain of the other owners of Cactus LLC and a corresponding number of shares of Class B common stock were canceled.

After these transactions, Cactus has outstanding 37,646,562 shares of Class A common stock (representing 50.3% of the total voting power) and 37,243,210 shares of Class B common stock (representing 49.7% of the total voting power).  There was no change in the total aggregate number of shares of Class A common stock and Class B common stock outstanding of 74,889,772 following the completion of the offering.

Conference Call Details

Cactus will host a conference call to discuss financial and operational results tomorrow, Thursday, August 2, 2018 at 9:00 AM Central Time (10:00 AM Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (888) 220-8474. International parties may dial (323) 794-2591. The access code is 8571623. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion (including fracturing) and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates 15 service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and one service center in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
Stephen Tadlock, 713-396-5748
Vice President and Chief Administrative Officer
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues
Product revenue	$73,281	$45,245	$132,207	$78,283
Rental revenue	34,944	18,805	64,089	31,780
Field service and other revenue	30,318	17,827	57,357	30,317
Total revenues	138,543	81,877	253,653	140,380

Costs and expenses
Cost of product revenue	45,015	29,496	82,081	52,691
Cost of rental revenue	13,952	9,214	26,128	17,487
Cost of field service and other revenue	23,238	13,760	44,775	24,698
Selling, general and administrative expenses	9,851	7,334	18,965	13,437
Total costs and expenses	92,056	59,804	171,949	108,313
Income from operations	46,487	22,073	81,704	32,067

Interest expense, net	(248)	(5,186)	(3,100)	(10,172)
Other income (expense), net	—	—	(4,305)	—
Income before income taxes	46,239	16,887	74,299	21,895
Income tax expense (a)	4,697	309	6,349	463
Net income	$41,542	$16,578	$67,950	$21,432
Pre-IPO net income	$—	$16,578	$13,648	$21,432
Post-IPO net income	$41,542	$—	$54,302	$—

Components of post-IPO net income:
Net income attributable to non-controlling interest	$29,208	n/a	$38,215	n/a
Net income attributable to Cactus Inc.	$12,334	n/a	$16,087	n/a

Earnings per Class A share - basic	$0.47	n/a	$0.61	n/a
Earnings per Class A share - diluted (b)	$0.46	n/a	$0.60	n/a

Weighted average shares outstanding - basic	26,450	n/a	26,450	n/a
Weighted average shares outstanding - diluted (b)	26,779	n/a	26,734	n/a

(a)         Cactus has historically not been subject to U.S. federal income tax at an entity level.  Subsequent to the IPO, Cactus, Inc. will incur federal and state income tax on its share of income from Cactus LLC.

(b)         Dilution excludes 48.4 million shares of Class B common stock as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2018	2017
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$28,403	$7,574
Accounts receivable, net	97,569	84,173
Inventories	77,954	64,450
Prepaid expenses and other current assets	5,372	7,732
Total current assets	209,298	163,929

Property and equipment, net	118,599	94,654
Goodwill	7,824	7,824
Deferred tax asset, net	70,307	—
Other noncurrent assets	47	49
Total assets	$406,075	$266,456

Liabilities and Equity
Current liabilities
Accounts payable	$44,226	$35,080
Accrued expenses and other current liabilities	17,221	10,559
Capital lease obligations, current portion	6,374	4,667
Current maturities of long-term debt	—	2,568
Total current liabilities	67,821	52,874

Capital lease obligations, net of current portion	9,260	7,946
Deferred tax liability, net	712	416
Liability related to tax receivable agreement	62,989	—
Long-term debt, net	—	241,437
Total liabilities	140,782	302,673

Equity (deficit)	265,293	(36,217)
Total liabilities and equity	$406,075	$266,456

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Cash flows from operating activities
Net income	$67,950	$21,432
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	13,988	10,902
Debt discount and deferred loan cost amortization	219	876
Stock-based compensation	2,097	—
Inventory obsolescence	830	—
Loss on disposal of assets	706	118
Deferred income taxes	4,094	83
Loss on debt extinguishment	4,305	—
Changes in operating assets and liabilities
Accounts receivable	(12,647)	(25,996)
Inventories	(14,943)	(16,493)
Prepaid expenses and other assets	2,387	(1,248)
Accounts payable	7,302	12,445
Accrued expenses and other liabilities	4,417	4,304
Net cash provided by operating activities	80,705	6,423

Cash flows from investing activities
Capital expenditures	(32,128)	(16,468)
Proceeds from sale of assets	780	586
Net cash used in investing activities	(31,348)	(15,882)

Cash flows from financing activities
Principal payments on long-term debt	(248,529)	(1,284)
Revolver borrowings	—	5,000
Payments on capital leases	(2,788)	(860)
Net proceeds from IPO	469,621	—
Distributions to members	(30,275)	—
Redemptions of CW Units	(216,425)	—
Net cash (used in) provided by financing activities	(28,396)	2,856

Effect of exchange rate changes on cash and cash equivalents	(132)	49

Net increase (decrease) in cash and cash equivalents	20,829	(6,554)

Cash and cash equivalents
Beginning of period	7,574	8,688
End of period	$28,403	$2,134

Cactus, Inc. — Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(1)

(unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)
Net income	$41,542	$26,408	$16,578
Interest expense, net	248	2,852	5,186
Income tax expense	4,697	1,652	309
Depreciation and amortization	7,367	6,621	5,589
EBITDA (1)	53,854	37,533	27,662
Loss on debt extinguishment	—	4,305	—
Stock-based compensation	1,263	834	—
Adjusted EBITDA (1)	$55,117	$42,672	$27,662

	Six Months Ended
	June 30, 2018		June 30, 2017
		(in thousands)
Net income	$67,950		$21,432
Interest expense, net	3,100		10,172
Income tax expense	6,349		463
Depreciation and amortization	13,988		10,902
EBITDA (1)	91,387		42,969
Loss on debt extinguishment	4,305		—
Stock-based compensation	2,097		—
Adjusted EBITDA (1)	$97,789		$42,969

(1)         EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest expense, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding (gain) loss on debt extinguishment and stock-based compensation.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus, Inc. — Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)
Cost of product revenue	$793	$776	$745
Cost of rental revenue	4,433	3,954	3,635
Cost of field service and other revenue	2,039	1,790	1,105
Selling, general and administrative expenses	102	101	104
Total depreciation and amortization	$7,367	$6,621	$5,589

	Six Months Ended
	June 30, 2018		June 30, 2017
		(in thousands)
Cost of product revenue	$1,569		$1,562
Cost of rental revenue	8,387		7,188
Cost of field service and other revenue	3,829		1,942
Selling, general and administrative expenses	203		210
Total depreciation and amortization	$13,988		$10,902

Cactus, Inc. — Supplemental Information

Estimated Market Share(3)

(unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017

Cactus U.S. onshore rigs followed	264	250	211
Baker Hughes U.S. onshore rig count quarterly average	1,017	948	870
Market share (3)	26.0%	26.4%	24.3%

(3)         Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average.  Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.